UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 25, 2020

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6480 Via Del Oro

San Jose, California 95119

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EXTR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 25, 2020, Extreme Networks, Inc. (“Extreme”) announced updated quarterly guidance, reflecting the impact of the novel coronavirus (“COVID-19”) outbreak on the availability of materials and subcomponents shortages in China. Because of COVID-19, all factories across China extended their shut down for the Lunar New Year beyond January 30, 2020, as did Extreme’s China-based supply chain, which is predominantly system components and subcomponents for hardware solutions. Since that time, capacity has been slow to ramp back to normal levels, largely due to labor shortages associated with quarantines, traffic and travel challenges and permit restrictions in and around China. While Extreme estimates its Original Design Manufacturer (“ODM”) supply chain ramped to approximately 40% capacity by the week ended February 20, 2020, materials shortages continue to exist further upstream in Extreme’s supply chain for various raw materials and sub-components used in both China-based and international ODM production facilities.

Extreme has enacted its business continuity plan, triggering the business continuity plans of all its production partners to reduce risk of additional supply chain disruptions such as alternative sources of component supply. However, Extreme expects its Q3 2020 outlook to be affected by these global component supply chain disruptions. The impact of these materials shortages may last beyond March 31, 2020 and affect the financial results for Q4 2020. Extreme plans to provide an update on any potential impact to the Q4 2020 outlook when it presents its Q3 2020 results.

The guidance Extreme issued on January 29, 2020 reflected the information available at the time regarding the COVID-19 outbreak, as well as Extreme’s best estimates of the timing of business resumption following the end of the extended Lunar New Year holiday. Extreme now estimates that supply chain disruptions could result in $10 million to $15 million in revenue and $0.06 to $0.08 in Earnings Per Share (EPS) negative impact to Q3 2020 results on both a GAAP and Non-GAAP basis for the quarter ending March 31, 2020. These estimates do not reflect any potential slowdown in demand due to the global health crisis of COVID-19, which Extreme is not able to quantify at this time.

Forward-Looking Statements

Statements in this report, including statements regarding Extreme’s supply chain and the potential impact of COVID-19 disruptions to the supply chain, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this report. There are several important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, further supply chain-related or other impacts of COVID-19, the market price of Extreme’s stock prevailing from time to time, the nature of other investment opportunities presented to Extreme from time to time, Extreme’s cash flows from operations, general economic conditions, and other factors discussed under Item 1A. “Risk Factors,” in Extreme’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other reports filed with the SEC. Extreme undertakes no obligation to update any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated in this report, and Extreme’s financial condition and results of operations could be materially adversely affected.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2020

EXTREME NETWORKS, INC.

By:	/s/ REMI THOMAS
Remi Thomas
Executive Vice President, Chief Financial Officer (Principal Accounting Officer)